115754335
323663690
Home Eq
WMC
9/15/2005 76
GA
$220,000.00
$251,524.38
11/3/2005
Drive-By BPO
N -21.98% $0.00
115760019
323668517
Home Eq
WMC
9/13/2005
11/23/2005
78
TN
$42,500.00
$76,405.05
10/29/2005
Interior
Appraisal
N -5.55% $0.00 $47,250.00
115764342
323672220
Home Eq
WMC
9/26/2005
65
MI
$73,700.00
$74,645.66
Drive-By BPO
N -16.25% $0.00
115786519
323691485
Home Eq
WMC
9/13/2005 78
MO
$254,500.00
$329,808.16
Drive-By
Appraisal
N -22.87% $0.00
115803587
323705244
Home Eq
WMC
9/1/2005 90
GA
$75,000.00
$67,905.62
Drive-By BPO
N -6.25% $0.00
REO Report
Date: 12/15/2005 4:36:54 PM Deal Number: SAIL 2005-HE2 Report As of: 11/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln
Nbr
Loan Number
Servicer Name
Originator
Tfr Dt
Listed Dt
Days in
Inventory
State
CV
UPB
Val Dt
Val Meth
Eviction
Required
Evict Start Dt
Evict Cmp Dt
Days in
Eviction
State Avg
Insurance
In Place
BPO Var. %
EXPENSES
Actual
Projected
List Price
Sales Price
Contract Date Closing Date
Page 1 of 1 (5 records returned)
REO Report
Date: 12/15/2005 4:36:54 PM Deal Number: SAIL 2005-HE2 Report As of: 11/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln
Nbr
Loan Number
Servicer Name
Originator
Tfr Dt
Listed Dt
Days in
Inventory
State
CV
UPB
Val Dt
Val Meth
Eviction
Required
Evict Start Dt
Evict Cmp Dt
Days in
Eviction
State Avg
Insurance
In Place
BPO Var. %
EXPENSES
Actual
Projected
List Price
Sales Price
Contract Date Closing Date
Page 1 of 1 (5 records returned)